EXHIBIT 21


                         FRANKLIN RESOURCES, INC.
                     LIST OF PRINCIPAL SUBSIDIARIES*
                FOR FISCAL YEAR ENDED SEPTEMBER 30, 1999
                                                         State or
                                                         Nation of
Name                                                     Incorporation
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Closed Joint-Stock Company Templeton                    Russia
Continental Property Management Company                 California
FCC Receivables Corp.                                   Delaware
Franklin Advisers, Inc.                                 California
Franklin Advisory Services, LLC                         Delaware
Franklin Agency, Inc.                                   California
Franklin Asset Management (Proprietary) Limited         South Africa
Franklin Bank                                           California
Franklin Capital Corporation                            Utah
Franklin Investment Advisory Services, Inc.             Delaware
Franklin Management, Inc.                               California
Franklin Mutual Advisers, LLC                           Delaware
Franklin Properties, Inc.                               California
Franklin Receivables, LLC                               Delaware
Franklin Templeton Corporate Services, Inc.             Delaware
Franklin Templeton Holding Limited                      Mauritius
Franklin Templeton Management Company Limited           South  Africa
Franklin Templeton Management Luxembourg SA             Luxembourg
Franklin Templeton Services, Inc.                       Delaware
Franklin Templeton Trust Company                        California
Franklin/Templeton Distributors, Inc.                   New York
Franklin/Templeton Investor Services, Inc.              California
Franklin/Templeton Travel, Inc.                         California
FS Capital Group                                        California
FS Properties, Inc.                                     California
Happy Dragon Holdings Ltd.                              British Virgin Islands
Property Resources, Inc.                                California
T.G.H. Holdings Ltd.                                    Bahamas
Templeton Asset Management Ltd.                         Singapore
Templeton Asset Management (India) Pvt. Ltd.            India
Templeton Asian Direct Investments Limited              Hong Kong
Templeton China Research Limited                        Hong Kong
Templeton do Brasil Ltda.                               Brazil
Templeton France S.A.                                   France
Templeton Franklin Global Distributors LTD              Bermuda
Templeton Franklin Investment Services (Asia) Limited   Hong Kong

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Templeton/Franklin Investment Services, Inc.            Delaware
Templeton Funds Annuity Company                         Florida
Templeton Funds Trust Company                           Florida
Templeton Global Advisors Limited                       Bahamas
Templeton Global Investors, Inc.                        Delaware
Templeton Global Investors Limited                      U.K.
Templeton Global Strategic Services S.A.                Luxembourg
Templeton Global Strategic Services (Deutschland) GmbH  Germany
Templeton Heritage Limited                              Canada
Templeton International, Inc.                           Delaware
Templeton Investment Counsel, Inc.                      Florida
Templeton Investment Holdings (Cyprus) Limited          Cyprus
Templeton Investment Management Co., Ltd.               Japan
Templeton Investment Management Limited                 U.K.
Templeton Investment Management (Australia) Limited     Australia
Templeton Italia SIM SpA                                Italy
Templeton Management Limited                            Canada
Templeton Research and Management Venezuela, C.A.       Venezuela
Templeton Research Poland SP.z.o.o.                     Poland
Templeton (Switzerland) Ltd.                            Switzerland
Templeton Trust Services Pvt. Ltd.                      India
Templeton Unit Trust Managers Limited                   U.K.
Templeton Worldwide, Inc.                               Delaware

*All subsidiaries currently do business principally under their corporate name except for Templeton Investment Counsel, Inc. which also operates under the name "Templeton Global Bond Managers"; and Templeton/Franklin Investment Services, Inc. which also operates under the assumed name, "Templeton Portfolio Advisory." Some Templeton subsidiaries also on occasion use the name Templeton Worldwide.

A more detailed description of some of our more important subsidiaries is below.

Franklin Advisers, Inc.
Franklin Advisers, Inc. ("FAV") is a California corporation formed in 1985 and is based in San Mateo, California. FAV is registered as an investment adviser with the SEC under the '40 Act and provides investment advisory, portfolio management and administrative services under management agreements with most of the Franklin funds.

Franklin Advisory Services, LLC
Franklin Advisory Services, LLC ("FASI") is a Delaware limited liability company formed in 1999 and is based in Fort Lee, New Jersey. FASI is registered as an investment adviser with the SEC under the Advisers Act. FASI provides investment advisory and portfolio management services under management agreements with certain funds in the Franklin group of funds and also provides sub-advisory services to non-affiliated entities.

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Franklin Agency, Inc.
Franklin Agency, Inc. ("FAI") is a California corporation organized in December 1971, which currently provides variable insurance product development for the Franklin Templeton group.

Franklin Bank
Franklin Bank (the "Bank"), a wholly-owned subsidiary of Franklin Resources, Inc., is a California State chartered bank. The Bank was formed in 1974 and was acquired by Franklin Templeton in December 1985. The Bank, with total assets of $76.6 million as of September 30, 1999, provides consumer banking products and services such as credit cards, auto loans, deposit accounts and consumer loans.

Franklin Capital Corporation
Franklin Capital Corporation ("FCC") is a Utah corporation formed in June 1993 to expand Franklin Templeton's auto lending activities. FCC conducts its business primarily in the Western region of the United States and originates its loans through a network of auto dealerships representing a wide variety of makes and models. FCC offers several different loan programs to finance new and used vehicles and is a trust company licensed by the California Department of Financial Institutions. FCC has in the past acquired credit card receivables from the Bank.

Franklin Investment Advisory Services, Inc.
Franklin Investment Advisory Services, Inc. ("FIAS") is a Delaware corporation formed in 1996 and is based in San Mateo, California with an additional office in Jamestown, Rhode Island. FIAS is registered as an investment adviser with the SEC under the Advisers Act and currently provides investment supervisory services to an investment company.

Franklin Management, Inc.
Franklin Management, Inc. ("FMI"), a California corporation organized in February 1978, is a registered investment adviser for private accounts. FMI also provides advisory services to third party broker/dealer wrap fee programs.

Franklin  Mutual  Advisers,  LLC
Franklin Mutual Advisers, LLC ("FMAI") is a Delaware limited liability company formed in 1999 as a successor in interest to Franklin Mutual Advisers, Inc. and is based in Short Hills, New Jersey. FMAI is registered as an investment adviser with the SEC under the Advisers Act. FMAI provides investment management and portfolio management services under various agreements with Mutual Series. FMAI principally serves as the investment manager to the Mutual Series funds.

Franklin Properties, Inc.
Franklin Properties, Inc. ("FPI") is a real estate investment and management company organized in California in April 1988, which manages a publicly-traded real estate investment trust. Franklin Select Realty Trust, Inc. is managed by FPI under an advisory agreement and is publicly traded on the American Stock Exchange. Property Resources, Inc. ("PRI"), a California corporation organized in April 1967 and acquired by Franklin Templeton in December 1985, serves as general partner, property manager or adviser for certain other real estate investment programs.

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Franklin Templeton Corporate Services, Inc.
Franklin Templeton Corporate Services, Inc. ("FTCS") is a Delaware corporation formed in October 1998. Based in San Mateo, California, FTCS is the principal contracting and corporate services subsidiary of Franklin Templeton through which property management, human resources, information systems and technology, legal, accounting, treasury, payroll, employment, purchasing, contracting, tax and similar functions are conducted. FTCS does not manage any assets.

Franklin Templeton Services, Inc.
Franklin Templeton Services, Inc. ("FTSI") is a Delaware corporation formed in 1996 and is based in San Mateo, California. FTSI provides business management services, including fund accounting, securities pricing, trading, compliance and other related administrative activities under various management agreements to most of the U.S. Franklin Templeton funds. Templeton Asset Management Ltd.

Franklin Templeton Trust Company
Franklin Templeton Trust Company ("FTTC"), a California corporation formed in October 1983, is a trust company licensed by the California Department of Financial Institutions. FTTC serves primarily as custodian for Individual Retirement Accounts and business retirement plans whose assets are invested in the Franklin Templeton funds, and as trustee or fiduciary of private trusts and retirement plans.

Franklin/Templeton Distributors, Inc.
Franklin/Templeton Distributors, Inc. ("FTDI") is a New York corporation formed in 1947. FTDI is registered with the SEC as a broker/dealer and is a member of the National Association of Securities Dealers, Inc. (the "NASD"). As the principal underwriter of the shares of most of the Franklin Templeton funds, FTDI earns underwriting commissions on the distribution of shares of the funds.

Templeton Asset Management Ltd.
Templeton Asset Management Ltd. ("TAML") is a corporation organized under the laws of, and is based in, Singapore. TAML is registered as an investment adviser in Singapore with the Monetary Authority of Singapore, in Hong Kong with the Securities and Futures Commission and is also registered with the SEC under the Advisers Act. TAML provides investment advisory and related services to certain Templeton funds and portfolios. TAML is principally an investment adviser to emerging market equity portfolios.

Templeton Franklin Investment Services (Asia) Limited
Templeton Franklin Investment Services (Asia) Limited ("TISHK") is a corporation organized under the laws of, and is based in, Hong Kong. TISHK was formed in late 1993 to distribute and service Franklin Templeton's financial products in Asia.

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Templeton Funds Annuity Company
Templeton Funds Annuity Company ("TFAC") is a Florida corporation formed in January 1984, which offers service to variable annuity and variable life insurance products. TFAC is principally regulated by the Florida Department of Insurance and Florida's Treasurer.

Templeton Funds Trust Company
Templeton Funds Trust Company ("TFTC"), a Florida corporation formed in December 1985, is a trust company licensed by the Florida Department of Banking and Finance. TFTC serves as trustee of commingled trusts for qualified retirement plans.

Templeton/Franklin Investment Services, Inc.
Templeton/Franklin Investment Services, Inc. ("TFIS") is a Delaware corporation formed in October 1987, and is registered with the SEC as a broker/dealer and an investment adviser and is a member of the NASD. Its principal business activities include: (i) through its Templeton Portfolio Advisory division, serving as a sponsor of a comprehensive fee (wrap account) program, in which it provides investment advisory and broker/dealer services, as well as serving as investment adviser in other broker/dealer wrap account programs and directly as an adviser for separate accounts; and (ii) serving as a direct marketing broker/dealer for institutional investors in the Franklin Templeton Group.

Templeton Global Advisors Limited
Templeton Global Advisors Limited ("TGAL") is a Bahamian corporation located in Nassau, Bahamas. TGAL is registered as an investment adviser with the SEC under the Advisers Act. TGAL provides investment management services under various agreements with certain of the Templeton funds and other sponsored investment products.

Templeton International, Inc.
Templeton International, Inc. ("TII") is a Delaware corporation organized in September 1992 and acts as the holding company for a number of the Templeton international subsidiaries.

Templeton Investment Counsel, Inc.
Templeton Investment Counsel, Inc. ("TICI") is a Florida corporation formed in October 1979. Based in Ft. Lauderdale, Florida, TICI is the principal investment adviser to the majority of the separate accounts. In addition, it provides investment advisory portfolio management services to certain of the Templeton funds and subadvisory services to certain of the Franklin funds.

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Templeton Investment Management Limited
Templeton Investment Management Limited ("TIML"), is a corporation organized in 1985 under the laws of England and is based in Edinburgh, Scotland. TIML is registered as the foreign equivalent of an investment adviser with the Investment Management Regulatory Organization and the Financial Services Authority of the United Kingdom and is also registered with the SEC under the Advisers Act. TIML provides both equity and fixed-income investment advisory services and serves as an investment adviser to various Franklin Templeton Group investment companies registered in foreign jurisdictions.

Templeton Management Limited
Templeton Management Limited ("TML") is an Ontario corporation formed in October 1982. TML is registered in the province of Ontario, Canada with the Ontario Securities Commission in the categories of Investment Counsel, Portfolio Manager and Mutual Fund Dealer. TML provides investment advisory, portfolio management, distribution and administrative services for Canadian mutual funds, commingled trusts and private and institutional accounts under various management agreements.

Templeton Worldwide, Inc.
Templeton Worldwide, Inc. ("TWW") is a Delaware corporation organized in July 1992 as the parent holding company for all of the Templeton companies.
1992 as the parent holding company for all of the Templeton companies.

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